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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 14, 2000

                              ACCRUE SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                     000-26437              94-3238684
(State or other jurisdiction of       (Commission          (I.R.S. Employer
 incorporation or organization)       File Number)        Identification No.)




                               48634 Milmont Drive
                         FREMONT, CALIFORNIA 94538-7353
               (Address of principal executive offices) (Zip code)


                                 (510) 580-4500
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On January 14, 2000, Accrue Software, Inc., a Delaware corporation (the "Company"), acquired NeoVista Software, Inc., a California corporation ("Target"), by the statutory merger (the "Merger") of NeoVista Acquisition Corp., a California corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), with and into Target. The Merger was accomplished pursuant to an Agreement and Plan of Merger and Reorganization, dated as of November 17, 1999, among the Company, Merger Sub and Target (the "Merger Agreement") and a related Agreement of Merger (collectively, the "Merger Agreements"). As a result of the Merger, the Company became the owner of 100% of the issued and outstanding shares of Target's Common Stock and each outstanding share of Target Common Stock was converted into 0.0484220818 shares of the Company's Common Stock.

        A total of approximately 2,328,827 shares of the Company's Common Stock will be issued to former Target shareholders and optionholders in exchange for the acquisition by the Company of all outstanding Target capital stock and all unexpired and unexercised options to acquire Target capital stock. The shares issued to Target shareholders were issued pursuant to an exemption from the registration requirements under Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, constitute "exempt securities" within the meaning of the Securities Act. The shares will be eligible for resale beginning no later than March 1, 2000 after the expiration of lock-up restrictions set forth in the Merger Agreement and in accordance with Rule 145 of the Securities Act. Target options to purchase Target Common Stock were assumed by the Company and remain outstanding as options to purchase shares of the Company's Common Stock. The Company's Common Stock that is issuable upon exercise of Target options will be eligible for resale upon the Company's filing of a registration statement on Form S-8, which is expected to occur on or before February 1, 2000.

        Under the terms of the Merger Agreement and a related Depository Agreement dated January 14, 2000, ten percent of the shares of the Company's Common Stock issued in connection with the Merger will be held in escrow for the purpose of indemnifying the Company, Merger Sub, and each of their respective affiliates, officers, directors, employees, representatives and agents against any damages that relate to or arise from a breach of any of Target's representations and warranties contained in the Merger Agreement. Such escrow will expire on January 14, 2001.

        In connection with the Merger, certain employees of Target entered into noncompetition agreements with the Company, which agreements restrict the ability of such persons to compete with Target or the Company during the period commencing on the effective date of the Merger and ending on the one year anniversary of the effective date of the Merger.

        The number of shares of the Company's Common Stock to be issued to the shareholders of Target was determined by arm's-length negotiations among the parties.

        Target is a provider of applications that employ advanced technologies for prediction and description of consumer behavior and trends used for customer segmentation, profiling,



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targeting and merchandise assortment planning. The Company intends to continue to use the assets acquired to conduct such business.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements of Business Acquired.

               It is currently impracticable for the Company to provide the required financial statements. In accordance with Item 7(a)(4) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than 60 days from the date of the 8-K filing.

        (b) Pro Forma Financial Information.

               It is currently impracticable for the Company to provide the required financial statements. In accordance with Item 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than 60 days from the date of the 8-K filing.

        (c) Exhibits.

                2.1 Form of Agreement and Plan of Merger and Reorganization dated as of September 14, 1999, among the Company, Merger Sub and Target.

                20.1 Press release dated November 17, 1999 announcing the execution of the Agreement and Plan of Merger and Reorganization.

                20.2 Press release dated January 19, 2000 announcing the completion of the acquisition of Target by the Company.



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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            ACCRUE SOFTWARE, INC.



Date:  January 28, 2000                     By: /s/ Gregory C. Walker
                                               ---------------------------
                                                Gregory C. Walker
                                                Vice President of Finance and
                                                Chief Financial Officer



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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER         DESCRIPTION
------         -----------
2.1            Form of Agreement and Plan of Merger and Reorganization,
               dated as of November 17, 1999, among the Company, Merger
               Sub and Target.

20.1 Press Release dated November 17, 1999 announcing the execution of the Agreement and Plan of Merger and Reorganization.

20.2 Press release dated January 19, 2000 announcing the completion of the acquisition of Target by the Company.